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                                                                   EXHIBIT 10.19

                               SeaMed Corporation
                         11801 North Creek Parkway North
                   Building Number 4 Bothell, Washington 98011


                       Preferred Stock Purchase Agreement
                             Class B Preferred Stock

                                                           As of August 25, 1986

To Each of the Persons Listed on the Schedule of Purchasers attached hereto:

         The undersigned, SeaMed Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows:

                                    SECTION 1

                      Authorization and Sale of the Shares

         1.1 Authorization of the Shares. The Company has, or before the Closing (as hereinafter defined) will have, authorized the sale and issuance of Four Hundred Fifty Thousand (450,000) shares (the "Shares") of its Convertible Class B Preferred Stock, of par value one cent ($0.01) per share ("Preferred"), having the rights, restrictions, privileges and preferences as set forth in the Class B Preferred Stock Resolution of the Company (the "Preferred Resolution") attached to this Agreement as Exhibit A.

         1.2 Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each of you, severally and not jointly, and each of you will purchase from the Company, severally and not jointly, at the closing of the purchase and sale of Shares hereunder (the "Closing"), the number of the Shares set forth opposite your name on the Schedule of Purchasers attached hereto (the "Schedule of Purchasers") under the column labelled "Shares," at a purchase price of one dollar ($1.00) per Share. The persons listed on the Schedule of Purchasers are sometimes hereinafter referred to as the "Purchasers" and individually as a "Purchaser."

         1.3 Sales of Shares to Other Purchasers. The Company also proposes to enter into purchase agreements (the "Other Agreements"), identical with this Agreement, with certain other purchasers, some of which are named on the portion of the Schedule of Purchasers dated August 25, 1986 and others of which may be named on a later dated portion of the Schedule of Purchasers (the "Other Purchasers"), providing for the sale of Shares of Preferred to the Other Purchasers as set forth opposite their respective names on the Schedule of Purchasers. The Company's Agreements with you and each of the Other Purchasers are separate agreements and the sales of the Shares to you and each of the Other Purchasers are separate sales. If any Other
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Purchaser does not purchase any Shares to be purchased by such Other Purchaser as set forth on the Schedule of Purchasers, the Company shall offer to issue and sell such Shares to you and the Other Purchasers (excluding such defaulting Other Purchaser), pro rata, on the same terms and conditions as set forth herein; you and each such Other Purchaser shall have a right of over-allotment such that if you or any such Other Purchaser fails to accept such offer in full to purchase his pro rata portion of the Shares to have been purchased by the defaulting Other Purchaser, you and such Other Purchasers may purchase such Shares on a pro rata basis.

                                    SECTION 2

                             Closing Date; Delivery

         2.1 Closing Date. The Closing of the purchase and sale of the Shares hereunder shall be held immediately following the execution and delivery of this Agreement at the place set forth in Section 2.3 hereof (the "Closing Date") or at such other time and place as shall be mutually agreed upon by the Company and the Purchasers. If the Closing of the sale of at least 350,000 Shares does not occur by September 22, 1986, this Agreement will be terminated forthwith and the parties hereto will have no further obligations to each other under this Agreement, except that the Company shall nevertheless be obligated to make such payments as provided for in Section 9.10 hereof. It is agreed that the closings under this Agreement and the Other Agreements may take place on more than one date. In the event that there shall be more than one Closing in order to consummate the purchases of all Shares as herein contemplated, then all references herein to the Closing Date shall, as to each Purchaser, be deemed to have reference to the date on which such Purchaser's investment was actually closed pursuant to this Agreement.

         2.2 Delivery. At the Closing, the Company will deliver to each of you certificates, in such denominations and registered in your names as set forth in the Schedule of Purchasers attached, representing the number of the Shares to be purchased by you from the Company, against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or such other form of payment as shall be mutually agreed upon by you and the Company, payable to the order of the Company.

         2.3 Place of Closing. The place of the Closing (including the place of delivery to the Purchasers by the Company of the certificates evidencing all Shares being purchased and the place of payment to the Company by the Purchasers of the purchase price therefor) shall be at the offices of Shidler McBroom Gates & Lucas, 3500 First Interstate Center, 999 Third Avenue, Seattle, Washington 98104.

                                    SECTION 3

                  Representations and Warranties of the Company

         The Company hereby represents and warrants to you as follows, except as set forth on the "Schedule of Exceptions" dated July 31, 1986, delivered to you prior to the execution hereof and attached hereto:

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         3.1 Organization and Standing, Certificate of Incorporation and Bylaws.
The Company is a corporation duly organized and validly existing under the laws of its state of organization and is in good standing under such laws. The
Company has requisite corporate power to own properties owned by it and to conduct business as being conducted by it. The Company does not own or lease property or engage in any activity in any jurisdiction which presently requires its qualification to do business as a foreign corporation in any jurisdiction other than the State of Washington. The Company has furnished you with true, correct and complete copies of its Certificate of Incorporation, Bylaws and all amendments to each to date. Prior to the Closing, the Company shall have properly executed, acknowledged, filed and recorded the Preferred Resolution with the Secretary of State of the State of Delaware.

         3.2 Corporate Power. The Company has all requisite corporate power to enter into this Agreement and will have at the Closing Date all requisite corporate power to sell the Shares and to carry out and perform its obligations under the terms of this Agreement, the Other Agreements and the agreements contemplated hereby and thereby.

         3.3 Subsidiaries. The Company has no subsidiaries other than SeaMed International Corporation, a domestic international sales corporation, and does not own of record or beneficially any capital stock or equity interest or investment in any other corporation, association or business entity.

         3.4 Capitalization. Immediately prior to the Closing, the Company's authorized capital stock will consist of (a) Three Million Nine Hundred Fifty Thousand (3,950,000) shares of Common Stock, $0.01 par value (the "Common Stock"), of which One Million Seven Hundred Forty-seven Thousand Nine Hundred Fifty-Two (1,747,952) shares will be issued and outstanding immediately prior to the Closing, (b) One Million Five Hundred Thousand (1,500,000) shares of Class A Preferred Stock, $0.01 par value (the "Class A Preferred Stock") of which One Million Four Hundred Fifty-Eight Thousand, Five Hundred (1,458,500) will be issued and outstanding prior to the Closing, and (c) Four Hundred Fifty Thousand (450,000) shares of Preferred, none of which will be issued and outstanding prior to the Closing. All the aforesaid issued and outstanding shares will have been duly authorized and validly issued, will be fully paid and nonassessable, will be owned of record and to the best of the Company's knowledge and belief) beneficially by the shareholders and in the amounts set forth in the Schedule of Exceptions, and will have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock, except, with respect to Common Stock, as set forth in the Schedule of Exceptions, with respect to the Class A Preferred Stock, in accordance with the provisions of those certain Preferred Stock Purchase Agreements dated March 28, 1984 executed by and between the Company and various Purchasers (the "Class A Preferred Purchase Agreements"), and, with respect to the Preferred, in accordance with the provisions of this Agreement and the Other Agreements and the Class B Preferred Resolution. To the best of the Company's knowledge and belief, no shareholder has granted options or other rights to purchase any shares of Common Stock from such shareholder other than as set forth in

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the Schedule of Exceptions. The Company does not hold any shares of its capital stock in its treasury.

         3.5 Authorization. All corporate actions on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Shares and of the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance by the Company of this Agreement and compliance therewith and the issuance and sale of the Shares and Common Stock issuable upon conversion of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or federal law to which the Company is subject, the Company's Certificate of Incorporation, as amended, or Bylaws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any thereof. No shareholder has any preemptive rights or rights of first refusal with respect to issuance of the Shares, except holders of Class A Preferred Stock to the extent of rights granted to such holders pursuant to the provisions of the Class A Preferred Purchase Agreements. The Shares, when issued in compliance with the provisions of this Agreement and the Other Agreements, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable.

         3.6 Financial Information. The unaudited financial statements of the Company as of May 31, 1986 attached as Exhibit B-1 hereto (the "Financial Statements"), including the balance sheet as of May 31, 1986 (the "Balance Sheet"), present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistent with principles followed in preparation of the audited financial statements of the Company as of June 30, 1985 attached as Exhibit B-2 hereto and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with generally accepted accounting principles as at the respective dates thereof.

         3.7 Outstanding Debt. The Company has no outstanding indebtedness for borrowed money except as reflected on the Balance Sheet or on the Schedule of Exceptions and is not a guarantor or otherwise contingently liable for any such indebtedness. There exists no default under the provisions of any instrument evidencing any indebtedness or otherwise or of any agreement relating thereto.

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         3.8  Absence of Undisclosed Liabilities. The Company has no material liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) which are not fully reflected or provided for on the Balance Sheet or are not shown on the Schedule of Exceptions. The Company does not know of any material liability of any nature, direct or indirect, contingent or otherwise, or in any amount not adequately reflected or reserved against in the Balance Sheet or not shown on the Schedule of Exceptions.

         3.9 Absence of Certain Changes. At all times since the date of the Financial Statements up to and including the Closing, there has not been any event or condition, or any combination of events or conditions, of any character which has had a material adverse effect on the Company's business, plans or prospects, including but not limited to:

              (a) any adverse change in the condition, assets, liabilities or business of the Company from that shown on the Balance Sheet;

              (b) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance);

              (c) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

              (d) any labor trouble.

         3.10 Taxes. The Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the states of Delaware and Washington, and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company) with all other jurisdictions where such filing is required by law; and the Company has paid, or made adequate provision in the Balance Sheet for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Company does not know of (i) any other tax returns or reports which are required to be filed which have not been so filed or (ii) any unpaid assessment for additional taxes for any fiscal period or any basis thereof. The Company's federal income tax returns have not been audited by the Internal Revenue Service for fiscal years ending after June 30, 1981.

         3.11 Contracts; Insurance. Except as set forth in the Schedule of Exceptions, the Company does not have any currently existing contract, obligation, agreement, plan, arrangement, commitment or the like (written or oral) of any material nature, including without limitation the following:

              (a) employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or

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similar plans, including agreements evidencing rights to purchase securities of the Company and agreements among shareholders and the Company;

              (b) loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company's property or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

              (c) agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

              (d) agreements with any labor union or collective bargaining organization or other labor agreements;

              (e) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;

              (f) any indenture, agreement or other document (including private placement brochures) relating to the sale or repurchase of shares;

              (g) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company is a party;

              (h) agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person;

              (i) agreements providing for disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company is a party or letters of intent with respect to the foregoing;

              (j) letters of intent or agreements with respect to the acquisition of the business, assets or shares of any other business;

              (k) insurance policies; and

              (1) licenses, assignments and other agreements of any nature whatsoever, with respect to foreign or domestic patents or applications for patents, inventions, disclosures, know-how or other proprietary information and the inventions thereof.

         Except as set forth in the Schedule of Exceptions, the Company has complied with all the material provisions of all said contracts, obligations, agreements, plans, arrangements, and commitments and is not in default thereunder.

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         The Company maintains insurance which is adequate to protect the
Company and its financial condition against the risks involved in the business conducted by the Company.

         3.12 Shareholders, Directors and Officers; Indebtedness. Set forth on the Schedule of Exceptions is a correct and complete list or description of all indebtedness of the Company to its officers, directors or shareholders or any of their respective relatives and of all indebtedness of such persons to the Company. To the best of the Company's knowledge and belief, none of the officers or directors or significant employees or consultants of the Company, or their respective spouses or relatives, owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplied or (or has any existing contractual relationship with) the Company.

         3.13 Litigation and Bankruptcy Proceedings.

              (a) There is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor or threat thereof, whether or not purportedly on behalf of the Company, to which the Company is or may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the condition, financial or otherwise, or operations of the Company; and the Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which claim, individually or collectively with other such unasserted claims, if granted would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

              (b) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

         3.14 Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including the Securities Commissioners of the States of Washington and New York, is required in connection with the Company's valid execution, delivery or performance of this Agreement or the Other Agreements, or the offer, sale or issuance of the Shares by the Company, the conversion of the Shares, the issuance of Common Stock upon conversion of the Shares, or the consummation of any other transaction contemplated on the part of the Company hereby or by the Other Agreements, except the filing of the Preferred Resolution with the Secretary of State of the State of Delaware and the recording thereof, and except such filings listed in the Schedule of Exceptions as have been made prior to the Closing.

         3.15 Title to Properties; Liens and Encumbrances. The Company does not own any real property. The Company has a valid and indefeasible ownership interest in all property and assets

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recorded on the Balance Sheet, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except (i) as shown on the Balance Sheet or listed on the Schedule of Exceptions; and (ii) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings (for which adequate reserves have been established in accordance with generally accepted accounting principles), as set forth on the Schedule of Exceptions.

         3.16 Leases. Set forth on the Schedule of Exceptions is a correct and complete list (including the amount of rents called for and a description of the leased property) of all material leases under which the Company is a lessee. The Company enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and none of them is in default in any material respect.

         3.17 Business of the Company. There is no pending or to the Company's knowledge and belief threatened claim or litigation against or affecting the Company contesting its right to produce, manufacture, sell or use any product, process, method, substance, part or other material presently produced, manufactured, sold or used or planned to be produced, manufactured, sold or used by the Company in connection with the operations of the Company; and the Company has no knowledge or belief that (i) there exists, or there is pending or planned, any patent, invention, device, application or principle, or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, or the operations of the Company; or (ii) there is any other factor (other than fire, flood, accident, act of war or civil commotion, or any other cause or event beyond the control of the Company) which may materially adversely affect the condition, financial or otherwise, or the operations of the Company.

         3.18 Franchises, Licenses, Trademarks, Patents and Other Rights. The Company has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. Subject to the information set forth on the Schedule of Exceptions, which should not materially effect the following assertion, the Company possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others or the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and has not received any notice of infringement upon or conflict with the asserted rights of others.

         3.19 Issuance Taxes. All taxes imposed by law in connection with the issuance, sale and delivery of the Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date.

         3.20 Offering. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement and the Other Agreements, the offer, sale and issuance

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of the Shares as contemplated by this Agreement and the Other Agreements are exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act," which term shall include any successor federal statute) and from the qualification or registration requirements of the laws of any state or other jurisdiction, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.21 Compliance with Other Instruments. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws. The Company is not in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company, except as set forth in the Schedule of Exceptions.

         3.22 Employees. To the best of the Company's knowledge and belief, no employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or any Purchaser to any liability. There is neither pending nor, to the Company's knowledge and belief, threatened any actions, suits, proceedings or claims, or, to its knowledge and belief, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees.

         3.23 Registration Rights. Except as provided for in this Agreement, in the Other Agreements, and in the Class A Preferred Purchase Agreements, the Company is not under any obligation to register (as defined in Section 8.2 below) any of its currently outstanding securities or any of its securities which may hereafter be issued.

         3.24 Disclosure. This Agreement, the Schedule of Exceptions, and the Financial Statements and the audited financial statements of the Company as of June 30, 1985 delivered to the Purchasers, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which they were made.

                                    SECTION 4

                  Representations and Warranties of Purchasers

         Each Purchaser represents and warrants to the Company, severally and not jointly, and only as to itself, as follows:

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         4.1 Experience. It is experienced in evaluating and investing in newly organized, high technology companies such as the Company.

         4.2 Investment. It is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

         4.3 Rule 144. It acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions and has been advised or is aware that such Rule may not become available for resale of the Shares.

         4.4 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's books, records and facilities and has been given all the information that it has requested in connection therewith.

                                    SECTION 5

                  Conditions to Purchaser's Obligation to Close

         Your obligation to purchase the Shares to be purchased by you at the Closing is subject to the fulfillment to your satisfaction on or prior to the Closing Date of each of the following conditions:

         5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

         5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

         5.3 Opinion of Company's Counsel. You shall have received from counsel to the Company, which counsel must be satisfactory to the Purchasers, an opinion addressed to you, dated the Closing Date, and in substantially the form attached as Exhibit C hereto.

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         5.4  Legal Investment. At the time of the Closing, the purchase of the
Shares to be purchased by you hereunder shall be legally permitted by all laws and regulations to which you and the Company are subject.

         5.5 Compliance Certificate. The Company shall have delivered to you a certificate of the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement and other matters you reasonably request.

         5.6 Shareholders Agreement. All Purchasers shall have executed an agreement in substantially the form attached hereto as Exhibit D.

         5.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to you and your counsel.

         5.8 Qualifications. All authorizations, approvals or permits, if any, including any authorizations, approvals or permits under state securities or blue sky laws, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement and the Other Agreements, the conversion of the Shares into Common Stock and the issuance of such Common Stock upon such conversion shall have been duly obtained and shall be effective on and as of the Closing.

         5.9 Certificate of Incorporation. The Preferred Resolution shall have been filed with the Secretary of State of the State of Delaware and duly recorded as provided by the Delaware General Corporation Law.

         5.10 Minimum Investment. At the Closing, all the Purchasers shall purchase all the Shares pursuant to this Agreement and the Other Agreements.

                                    SECTION 6

                   Conditions to Company's Obligation to Close

         The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         6.1 Representations. The representations made by you pursuant to
Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

         6.2 Legal Investment. At the time of Closing, the conditions set forth in Sections 5.8, 5.9 and 5.10 shall have occurred and the purchase of the Shares to be purchased by you hereunder shall be legally permitted by all laws and regulations to which you and the Company are subject.

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
                                    SECTION 7

                            Covenants of the Company

         The Company hereby covenants and agrees as follows:

         7.1 Basic Financial Information. The Company will furnish the following reports to each Purchaser so long as the Purchaser (or its representative) is a holder of Preferred or Common Stock:

              (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

              (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject only to normally occurring accruals, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

              (c) From the date the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in lieu of the financial information required pursuant to Sections 7.1(a) and (b), copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

         7.2 Additional Information. The Company will permit any person who owns (or has been designated as the representative of a holder of) 100,000 or more of the Shares or such number of shares of Common Stock issued upon conversion of 100,000 or more of the Shares, or any combination thereof, to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request, provided that such person shall provide the Company with reasonable advance notice of his desire to so visit and inspect. Until the earlier to occur of (i) the date on which the Company is subject to the reporting requirements of Section 13(a) of the Exchange Act, or (ii) the date on which quotations for the Common Stock of the Company are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc., or by an equivalent quotations system, the Company will deliver the reports described below in this Section 7.2 to each such person:

              (a) As soon as practicable after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month, and the consolidated statements of income of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with generally accepted accounting principles consistently applied together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board of Directors, and certified, subject only to normally occurring accruals, by the principal financial or accounting officer of the Company.

              (b) As soon as available (but in any event within sixty (60) days after the commencement of its fiscal year) a summary of the financial plan of the Company, as contained in its operating plan approved by the Company's board of directors. Any material changes in such financial plan shall be delivered as promptly as practicable after such changes have been approved by the board of directors.

              (c) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as any such person may from time to time reasonably request.

         The foregoing provisions of this Section 7.2 shall not be in limitation of any rights which a Purchaser may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

         7.3 Right of First Refusal; Additional Financing. The parties recognize the Company previously issued "Class A Preferred Stock" which was sold to purchasers according to a form of Preferred Stock Purchase Agreement for Class A Preferred Stock in form substantially similar to this Agreement which, as amended, allows for the issuance of Class B Preferred Stock and allows for a common right of first refusal with respect to New Securities (as defined in Section 7.3(a)). The Company hereby grants to each Purchaser of Class B Preferred Stock a right of first refusal to purchase in common with the purchasers of the Class A Preferred Stock pro rata, all or any part of New Securities which the Company may, from time to time, propose to issue and sell. A Purchaser's pro rata share, for the purposes of this right of first refusal, is the ratio of (i) the number of Shares purchased by Purchaser under this Agreement plus the number of shares of stock purchased by Purchaser under the Preferred Stock Purchase Agreement for Class A Preferred Stock executed by the Company granting this same right of first refusal, to (ii) the total of the number of Shares purchased by all Purchasers under this Agreement and the Other Agreements plus the number of shares of stock purchased by all purchasers under all Preferred Stock Purchase Agreements for Class A Preferred Stock executed by the Company granting this same right of first refusal. Each Purchaser shall have a right of over-allotment such that if any Purchaser fails to exercise his right hereunder or under the Preferred Stock Purchase Agreement for Class A Preferred Stock giving him this same right of first refusal, the other purchasers under this Agreement and the other purchasers under the Preferred Stock Purchase Agreement for

Class A Preferred Stock having this same right of first refusal may purchase the non-purchasing Purchaser's portion on a pro rata basis within five days from the date such non-purchasing Purchaser fails to exercise his right hereunder to purchase his pro rata share of the New Securities. This right of first refusal shall be subject to the following provisions:

              (a) "New Securities" shall mean any capital stock (including the Common Stock or any Preferred Stock) of the Company whether or not presently authorized, and rights, options, or warrants to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under this Agreement or the Other Agreements, or under any agreement relative to any of the shares of Preferred Stock presently authorized;
(ii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation following the completion of such transaction; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features, including warrants, options, equity participations or "Kickers" or other rights to purchase capital stock, and are not convertible into capital stock of the Company; or (v) securities issued to employees, consultants, or directors of the Company pursuant to any stock option plan, stock purchase agreement, or stock bonus arrangement.

              (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchase hereunder and under the Preferred Stock Purchase Agreements for Class A Preferred Stock written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have thirty (30) days from the date of receipt of any such notice to agree to purchase their pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

              (c) In the event one or more Purchasers fail to exercise the right of first refusal within said thirty (30) day period and after the expiration of the 5-day period for the exercise of the over-allotment provisions of this
Section 7.3, the Company shall have one hundred eighty (180) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred eighty (180) days from the date of said agreement) to sell the New Securities in respect of which the Purchasers' option was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said 180-day period or entered into an agreement to sell the New Securities within said 180-day period (or sold and issued New Securities in accordance with the foregoing within one hundred eighty (180) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Purchasers hereunder and under the Preferred Stock Purchase Agreements for Class A Preferred Stock in the manner provided above.

              (d) The right of first refusal granted under this Agreement shall expire (i) with respect to each share of Preferred, upon conversion of such share to Common Stock, and (ii) with respect to all shares of Preferred, upon the first sale of Common Stock of the Company to the public at a per share offering price of at least five times the then existing conversion price for the Preferred, which sale is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "Commission") under the Securities Act in a firm commitment underwritten public offering, with an aggregate offering price to the public of not less than $5,000,000.

              (e) The right of first refusal set forth in this Section 7.3 is nonassignable, except that (i) such right is assignable by each Purchaser to any wholly-owned subsidiary or parent of, or to any corporation or entity which is, within the meaning of the Securities Act, controlling, controlled by, or under common control with, any such Purchaser, (ii such right is assignable between and among any of the Purchasers hereunder or under the Preferred Stock Purchase Agreements for Class A Preferred Stock, and (iii) upon the death of a Purchaser, such right shall pass with the Shares to the beneficiaries under the deceased Purchaser's last will and testament or to the distributees of the deceased Purchaser's estate.

         7.4 Prompt Payment of Taxes, etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to operations of the Company.

         7.5 Maintenance of Properties and Leases. The Company will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

         7.6 Insurance. The Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company or any subsidiary from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         7.7 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

         7.8 Independent Accountants. The Company will retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants, so selected, or any firm of independent public accounts hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Purchasers and will request the firm of independent public accountants whose services are terminated to deliver to the Purchasers a letter of such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another such firm of independent public accountants. In its notice to the Purchasers the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof.

         7.9 Compliance with Requirements of Governmental Authorities. The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

         7.10 Maintenance of Corporate Existence, etc. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business.

         7.11 Availability of Common Stock for Conversion. The Company will, from time to time, in accordance with the laws of the state of its incorporation, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding shares of Preferred.

         7.12 Notice of Record Dates. In the event of any taking by the Company of a record of the holders of any class of securities (other than the Preferred) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to each Purchaser at least ten (10) days prior to such record date, specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         7.13 Proprietary Information and Inventions, and Non-Competition Agreements. The Company and each person hereafter employed by it or any subsidiary with access to confidential information will enter into a Proprietary Information and Inventions Agreement in substantially the form of Exhibit E hereto. The Company will require all persons employed by the Company or a subsidiary, and designated as a "key person" by either of the representatives of the Purchasers of Class A Preferred Stock on the Company's Board to execute an agreement in substantially the form annexed hereto as Exhibit F as a condition precedent to the employment of such individuals.

         7.14 Employee Stock Purchase Agreement. The Company will not issue any of its capital stock, or grant an option to purchase any of its capital stock, to any employee or officer of the Company or a subsidiary except (i) pursuant to options for 158,350 shares of Common Stock outstanding at the date of this Agreement under the 1982 Incentive Stock Option Plan of the Company, a copy of which has been provided to the Purchasers, (ii) up to an additional 64,150 shares pursuant to options which may be granted under the 1982 Incentive Stock Option Plan as currently in effect, or (iii) pursuant to a plan (a "New Plan") or stock purchase agreement approved, authorized, and adopted by the Board of Directors, with both representatives of the holders of Class A Preferred Stock on the Board of Directors having voted in favor thereof. All grants of additional options under the 1982 Incentive Stock Option Plan or under a New Plan shall be approved by a committee consisting of four directors, two of whom shall be the nominees of the holders of Class A Preferred Stock.

         7.15 Use of Proceeds. The Company will use the proceeds from the sale of the Shares to retire the Company's outstanding indebtedness and to provide additional funding for operations, research and development, capital equipment, and working capital.

         7.16 Duration of Certain Covenants. The covenants and agreements contained in Sections 7.4 through 7.10 and 7.12 through 7.14 shall expire upon the earlier of (i) the first sale of Common Stock of the Company to the public at a per share offering price of at least five times the existing conversion price for the Preferred, which sale is effected pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act in a firm commitment under written public offering, with an aggregate offering price to the public of not less than $5,000,000 and (ii) March 21, 1992, provided that the Company has theretofore completed a sale of Common Stock of the Company to the public pursuant to a registration statement filed with an declared effective by the Commission under the Securities Act with net proceeds to the Company of at least $2,000,000 and provided further that the Company continues to be subject to the reporting requirements of the Exchange Act.

                                    SECTION 8

  Restrictions on Transferability of Securities; Compliance with Securities Act

         8.1 Restrictions on Transferability. The Shares shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section 8.14 hereof, to assist in an orderly distribution. Each Purchaser will cause any proposed transferee of Shares held by that Purchaser to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

         8.2 Certain Definitions. As used in this Section 8, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 8.3 hereof.

         "Registrable securities" shall mean (i) the Preferred, (ii) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred and
(iii) any Common Stock issued in respect of securities issued pursuant to the conversion of the Shares upon any stock split, stock dividend, recapitalization or similar event.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 8.5 hereof, including, without limitations all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other security holders for a "due diligence" examination of the Company, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

         "Holder" shall mean any holder of the outstanding Shares or Registrable Securities which have not been sold to the public.

         8.3 Restrictive Legend. Each certificate representing (i) the Shares, or (ii) shares of the Company's Common Stock issued upon conversion of Preferred, or (iii) any other securities issued in respect of Preferred or the Common Stock issued upon conversion of Preferred, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY

         MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 8.4(i) or the "no-action" letter referred to in Section 8.4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

         8.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 8.5, 8.7 and 8.15 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act; or (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to tile Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 8.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

         8.5  Company Registration.

              (a) If the Company shall determine to register any of its securities for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                   (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                   (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.5(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

              (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.5(a)(i). In such event the right of any Holder to registration pursuant to this Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and with all holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration (the "Other Shareholders"), enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

         Notwithstanding any other provision of this Section 8.5, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, (i) if such registration is the first registered offering of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities included therein (based on aggregate market values). Also, in the event of such limitation, the Company shall advise all holders of securities requesting registration of the limitation, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers and directors of the Company (other than Registrable Securities) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the securities of the Company issued pursuant to the Purchase and Sale Agreement dated January 24, 1978, between the Company and Pioneer Investors Corporation and Daon Resources Corporation (the "Pioneer Securities") shall be excluded from such registration and underwriting to the extent so required by such limitation and, if a limitation of the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all such Holders and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement, provided that there shall not in any event be a reduction in the number of shares to be included in the registration and underwriting in respect. of the 10,000 shares of Common Stock issued pursuant to the Subscription Agreement dated July 9, 1977 between the Company and

Robert M. Bridgforth, Jr., or the 10,000 shares of Common Stock issued pursuant to the Subscription Agreement dated July 19, 1977 between the Company and Dixon
J. Smith (the "Bridgforth and Smith Securities"). If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         8.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 8 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

         8.7 Registration on Form S-2 or Form S-3. The Company shall use its best efforts to qualify for registration on Form S-2 and Form S-3 or any comparable or successor form or forms; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of that Act following the effective date of the first registration of any securities of the Company on Form S-1 or Form S-18 or any comparable or successor form or forms. After the Company has qualified for the use of either Form S-2 or Form S-3 or both, in addition to the rights contained in the foregoing provisions of this Section 8, the Holders of Registrable Securities shall have the right to request registrations on Form S-2 or Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders).

         8.8 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

              (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day periods shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration in accordance with provisions in paragraph 8.13 hereof; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement; and

              (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         8.9  Indemnification.

              (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

              (b) Each Holder and Other Shareholder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and Other Shareholder and each of their officers, directors and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

              (c) Each party entitled to indemnification under this Section 8.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         8.10 Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder and the distribution proposed by such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

         8.11 Right of Company to Allow Shareholder to be Included in Registration of Issues of Securities. This Section 8 shall not limit the right of the Company to enter any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder; provided, however, that any such right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Section 8 and with the rights of the Holders provided in this Agreement.

         8.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

              (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

              (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

              (c) So long as a Purchaser owns any Restricted Securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

         8.13 Transfer or Assignment of Registration Rights. The rights granted to Holders under Sections 8.5 and 8.7 to request the Company to register securities may be transferred or assigned by a Holder to a transferee or assignee of any of his Restricted Securities, provided that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the board of directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 8.

         8.14 "Market Stand-off" Agreement. Each Purchaser agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company during the ninety (90) day period (or such longer period not to exceed one hundred eighty (180) days as may be requested by the Company and any such underwriter) following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

              (a) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and

              (b) all Holders, Other Shareholders and officers and directors of the Company enter into similar agreements.

         Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of any said period.

                                    SECTION 9

                                  Miscellaneous

         9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

         9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive (i) any investigation made by any Purchaser and (ii) the Closing.

         9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, the Company may not assign its rights hereunder.

         9.4 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchasers; provided, however, that holders of sixty-seven percent (67%) or more of the Shares sold under this Agreement and the Other Agreements or such number of shares of Common Stock issued upon conversion of those sixty-seven percent (67%) of the Snares and not sold to the public pursuant to Section 8, or any combination thereof, may by written instrument waive satisfaction of any term or condition which operates for the benefit of the Purchasers, but in no event shall the obligation of any Purchaser hereunder be increased, except upon the written consent of such Purchaser.

         9.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to a Purchaser, as indicated on the Schedule of Purchasers attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or any Common Stock issued upon conversion of Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its address set forth above, or at such other address as the Company may have furnished Purchaser in writing.

         9.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.7 Rights; Separability. Unless otherwise expressly provided herein, your rights hereunder are several rights, not rights jointly held with any of the other Purchasers. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.8  Agent's Fees.

              (a) The Company hereby agrees to indemnify and to hold each Purchaser harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

              (b) You, the Purchaser, (i) represent and warrant that you have retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agree to indemnify and to hold the Company and the Other Purchasers harmless from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which you, or any of your employees or representatives, are responsible.

         9.9 Information Confidential. You, the Purchaser, acknowledge that the information received by you pursuant hereto may be confidential and for your use only, and you will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than your employees or agents having a need to know the contents of such information, and your attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or you are required to disclose such information by a governmental body.

         9.10 Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         9.11 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By   /s/ William D. Ellis
                                         ---------------------------------------
                                               William D. Ellis, President



ACCEPTED .AND AGREED TO:


By  /s/ Travis K. Anderson
  ---------------------------------
     8/22/86, Purchaser

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By   /s/ William D. Ellis
                                         ---------------------------------------
                                                William D. Ellis, President



ACCEPTED .AND AGREED TO:


By   /s/ Robert M. Arnold
  ---------------------------------
         Purchaser

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By  /s/ William D. Ellis
                                         ---------------------------------------
                                               William D. Ellis, President



ACCEPTED .AND AGREED TO:


By   /s/  [unreadable]
  ---------------------------------
     Managing Partner, Purchaser
         Collier Enterprises

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By  /s/ William D. Ellis
                                         ---------------------------------------
                                               William D. Ellis, President



ACCEPTED .AND AGREED TO:


By  /s/ Neil Gagnon
  ---------------------------------
        8/21/86, Purchaser

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By  /s/ William D. Ellis
                                         ---------------------------------------
                                               William D. Ellis, President



ACCEPTED .AND AGREED TO:


By  /s/ William H. Gates
  ---------------------------------
        ________________, Purchaser

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By  /s/ William D. Ellis
                                         ---------------------------------------
                                               William D. Ellis, President



ACCEPTED .AND AGREED TO:


By  /s/ Irwin Lieber for Geocapital
  ---------------------------------
        ________________, Purchaser

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By  /s/ William D. Ellis
                                         ---------------------------------------
                                               William D. Ellis, President



ACCEPTED .AND AGREED TO:


By  /s/ R. Scott Asen
  ---------------------------------
    Pioneer Association, Purchaser

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By  /s/ William D. Ellis
                                         ---------------------------------------
                                               William D. Ellis, President



ACCEPTED .AND AGREED TO:


By    /s/ R. Scott Asen
  ---------------------------------
      Pioneer III, Purchaser

         If you are in agreement with the foregoing, please sign where indicated below and thereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       SeaMed Corporation



                                       By  /s/ William D. Ellis
                                         ---------------------------------------
                                               William D. Ellis, President



ACCEPTED .AND AGREED TO:


By  /s/ R. Scott Asen
  ---------------------------------
      Pioneer IV, Purchaser